                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             iNTELEFILM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------
                             iNTELEFILM CORPORATION
                            5501 EXCELSIOR BOULEVARD
                              MINNEAPOLIS, MN 55416
                                 (612) 925-8840



May 5, 2000



Dear Shareholder:

I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders of iNTELEFILM Corporation, to be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on June 22, 2000, at 3:30 p.m. local time.

At the Annual Meeting you will be asked to vote for the election of directors, to approve our 2000 Stock Option Plan and to ratify the appointment of BDO Seidman, LLP as our independent public accountants for the fiscal year ending December 31, 2000. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card.

I sincerely hope you will be able to attend the Annual Meeting. Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the Annual Meeting.

iNTELEFILM CORPORATION



/s/ Christopher T. Dahl
Christopher T. Dahl
Chairman, President and Chief Executive Officer
                             iNTELEFILM CORPORATION
                            5501 EXCELSIOR BOULEVARD
                              MINNEAPOLIS, MN 55416
                                 (612) 925-8840
                              --------------------

                                     NOTICE
                                       OF
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 22, 2000
                              --------------------


NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of iNTELEFILM Corporation, a Minnesota corporation, will be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on June 22, 2000, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect four directors for the ensuing year and until their successors shall be elected and duly qualified;

         2. To consider and vote upon adoption of iNTELEFILM's 2000 Stock Option Plan;

         3. To ratify the appointment of BDO Seidman, LLP as iNTELEFILM's independent public accountants for the fiscal year ending December 31, 2000; and

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on May 1, 2000, are entitled to notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS



/s/ Jill J. Theis
Jill J. Theis
Secretary and General Counsel



Minneapolis, Minnesota
May 5, 2000
                             iNTELEFILM CORPORATION
                            5501 EXCELSIOR BOULEVARD
                              MINNEAPOLIS, MN 55416
                                 (612) 925-8840
                              --------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 22, 2000
                              --------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of iNTELEFILM Corporation for use at the 2000 Annual Meeting of Shareholders to be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on June 22, 2000, at 3:30 p.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for adoption of iNTELEFILM's 2000 Stock Option Plan and for ratification of the appointment of the independent public accountants for the fiscal year ending December 31, 2000. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of iNTELEFILM on or about May 5, 2000.

RECORD DATE AND OUTSTANDING COMMON STOCK

The Board has fixed the close of business on May 1, 2000, as the Record Date for determining the holders of iNTELEFILM's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 6,418,866 shares of Common Stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of iNTELEFILM prior to the vote at the Annual Meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the Secretary of iNTELEFILM prior to the vote at the Annual Meeting, or (c) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to iNTELEFILM Corporation, 5501 Excelsior Boulevard, Minneapolis, Minnesota 55416, Attention: Jill J. Theis, Esq., or hand-delivered to Ms. Theis prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record as of the Record Date. Shareholders do not have the right to cumulate votes in the election of directors.

Expenses incurred in connection with the solicitation of proxies will be paid by iNTELEFILM. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of iNTELEFILM may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. iNTELEFILM will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information as of April 1, 2000, regarding the beneficial ownership of iNTELEFILM's Common Stock by (a) each person known by iNTELEFILM to own beneficially more than five percent of the Common Stock,
(b) each director and nominee for election as a director, (c) each Named Executive Officer (as defined herein), and (d) the current directors and executive officers as a group. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Unless otherwise noted, the address for each person identified below is c/o iNTELEFILM Corporation, 5501 Excelsior Boulevard, Minneapolis, Minnesota 55416.




                                                               SHARES BENEFICIALLY          PERCENT OF
                                                                    OWNED (1)                  CLASS
                                                           --------------------------    -----------------
         Christopher T. Dahl............................               1,111,220(2)              14.8%
         Perkins Capital Management, Inc................                 680,186(3)               9.6
              730 East Lake Street
              Wayzata, Minnesota 55391
         William Bednarczyk.............................                 628,500                  8.9
         Foothill Capital Corporation...................                 600,000(4)               8.6
              11111 Santa Monica Boulevard
              Los Angeles, California 90025
         Richard W. Perkins.............................                 503,717(5)               7.3
              730 East Lake Street
              Wayzata, Minnesota 55391
         James G. Gilbertson............................                 206,076(6)               3.1
         Michael R. Wigley..............................                  81,250(7)               1.3
         Michael N. Delgado.............................                  73,006(8)               1.1
         Steven C. Smith................................                  50,000(8)                 *
         William E. Cameron.............................                  33,750(8)                 *
         All directors and executive officers
              as a group (8 persons)....................               2,077,451(9)              24.5%


---------------
*    Less than 1%.
(1) Securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days of April 1, 2000.
(2) Includes 418,234 shares purchasable upon the exercise of options and warrants.
(3) Based upon statements filed with the SEC, PCM is a registered investment adviser of which Richard W. Perkins, a director of iNTELEFILM, is President. As set forth in Schedule 13D filed with the SEC on February 2, 2000, PCM has the sole right to sell such shares and has sole voting power over 149,051 of such shares. Mr. Perkins and PCM disclaim any beneficial interest in such shares. Excludes shares beneficially owned by Mr. Perkins.
(4)      Represents shares purchasable upon the exercise of warrants.
(5) Represents shares held by Mr. Perkins as trustee for various trusts of which he is sole trustee. Mr. Perkins has the sole right to sell such shares and has sole voting power over 336,460 of such shares. Includes 167,257 shares purchasable upon the exercise of options and warrants. Mr. Perkins' beneficial ownership excludes shares held for the accounts of clients of PCM.
(6)      Includes 201,576 shares purchasable upon the exercise of options.
(7)      Includes 33,750 shares purchasable upon the exercise of options.
(8)      Includes shares purchasable upon the exercise of options.
(9) Includes 996,005 shares purchasable upon the exercise of options and warrants.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

Four persons have been nominated for election as directors at the Annual Meeting, all of whom currently serve as directors of iNTELEFILM. Directors of iNTELEFILM are elected annually, by a majority of the voting power of the shares present and entitled to vote, to serve until the next Annual Meeting and until their successors are elected and duly qualified. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. iNTELEFILM has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

The four nominees receiving the highest number of affirmative votes of the shares present and entitled to vote at the Annual Meeting shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NAME                                  AGE                       PRINCIPAL OCCUPATION                          DIRECTOR SINCE
---------------------------         -------  ------------------------------------------------------------   -------------------

Christopher T. Dahl                    56    Chairman of the Board, President and Chief Executive                   1990
                                             Officer of iNTELEFILM Corporation
Richard W. Perkins(1)(2)               69    President, Chief Executive Officer and Director of                     1990
                                             Perkins Capital Management, Inc.
Michael R. Wigley(1)(2)(3)             46    President and Chief Executive Officer of Great Plains                  1998
                                             Companies, Inc.
William E. Cameron(1)(2)(3)            55    Television Distribution Executive                                      1998

--------------------
(1)      Member of Audit Committee.
(2)      Member of Compensation Committee.
(3)      Member of Related Party Transaction Committee.

BUSINESS EXPERIENCE

CHRISTOPHER T. DAHL has been President, Chief Executive Officer and Chairman of iNTELEFILM since its inception in February 1990. Mr. Dahl also serves as President, Chief Executive Officer and Chairman of Harmony Holdings, Inc. ("Harmony"), a company which produces television commercials, music videos and related media, of which iNTELEFILM is the largest shareholder. Mr. Dahl is also Chairman of webADTV, a subsidiary of iNTELEFILM. Mr. Dahl also owns CTD Properties, a company that owns and operates real estate in the upper Midwest. Mr. Dahl is also a member of the Association for Publicly Traded Companies and serves on the Advisory Board for the College of Liberal Arts of the University of Minnesota. Messrs. Dahl and Perkins own and control Media Management, LLC ("MMLLC"). Employees of MMLLC provide certain administrative, legal and accounting services to iNTELEFILM and Harmony. From 1985 to 1999, Mr. Dahl served as Chairman and Chief Executive Officer of Community Airwaves Corporation ("CAC"), a company which formerly owned and operated radio stations. Prior to founding CAC, Mr. Dahl managed his private investments. From 1969 to 1979, Mr. Dahl was the founder and President of a group of companies involved in photo finishing, retail photo sales, home sewing notions, toy distribution and retail craft stores. He was employed by Campbell-Mithun and Knox Reeves Advertising from 1965 through 1969.

RICHARD W. PERKINS has been a director of iNTELEFILM since its inception. For more than five years, Mr. Perkins has been President and Chief Executive Officer of PCM, a registered investment advisor. As noted above, Messrs. Perkins and Dahl own MMLLC. Mr. Perkins is also a director of Community Airwaves Corporation ("CAC") as well as the following publicly held companies: Bio-Vascular, Inc., a medical products manufacturer; CNS, Inc., a consumer products manufacturer; Eagle Pacific Industries, Inc., a manufacturer of plastic pipe; Harmony; LifeCore Biomedical, Inc., a medical device manufacturer; Nortech Systems, Inc., an electronic sub-systems manufacturer; Quantech LTD., a developer of immunological tests; and Vital Images, Inc., a medical visualization software company.

MICHAEL R. WIGLEY has been a director of iNTELEFILM since February 1998. Mr. Wigley is President and Chief Executive Officer of Great Plains Companies, Inc. ("Great Plains"), a building material and supply company based in Roseville, Minnesota. He has served as its President since 1989. Mr. Wigley is Chairman and Chief Executive Officer of four subsidiaries of Great Plains, as well as Chairman and Chief Executive Officer of Great Plains Properties, Inc. and TerraDek Lighting, Inc., two independent privately-held companies. Mr. Wigley is also a director of Choicetel Communications, Inc., an Internet kiosk provider. He co-founded the Minnesota branch of McKinsey & Company, where he managed various teams of consultants from 1986 to 1989. Mr. Wigley holds a M.B.A. from Harvard University and a M.S. in Civil Engineering from Stanford University.

WILLIAM E. CAMERON has been a director of iNTELEFILM since April 1998. Formerly a Vice President with J. Walter Thompson, Omnicom and the NBC Television Network, Mr. Cameron brings over 30 years experience in the fields of advertising and broadcast television. Since 1993, Mr. Cameron has been the head of International Business Development for Universal Health Communications, London, England, the largest medical-health-wellness video library in the world. A broadcast journalism graduate of Drake University, Mr. Cameron also serves as a director of Harmony and RME Entertainment.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held six meetings during the fiscal year ended December 31, 1999. Each of the incumbent directors attended all of the meetings of the Board held while he was a member during the last fiscal year. The Board of Directors also took action pursuant to written consent 11 times during the last fiscal year. The Board of Directors has established Audit, Compensation and Related Party Transaction Committees. The Board of Directors has not established a Nominating Committee.

The Audit Committee, which consisted of Messrs. Perkins, Wigley and Cameron during 1999, is responsible for recommending independent public accountants, reviewing with the independent public accountants the scope and results of the audit engagement, establishing and monitoring iNTELEFILM's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by iNTELEFILM's independent public accountants. The Audit Committee did not meet during the last fiscal year. In April 2000, the Audit Committee adopted a charter that specifies its composition, responsibilities and meeting requirements. A copy of the Audit Committee charter appears at Appendix A to this document.

The Compensation Committee, which consisted of Messrs. Perkins, Wigley and Cameron during 1999, determines and establishes the salaries, bonuses and other compensation of the executive officers of iNTELEFILM. The Compensation Committee held two meetings during the last fiscal year. Such meetings were attended by all members of the committee.

The Related Party Transaction Committee, which consisted of Messrs. Cameron and Wigley during 1999, reviews all potential conflict of interest situations. The Related Party Transaction Committee held three meetings during the last fiscal year. Such meetings were attended by all members of the committee. The committee also took action pursuant to written consent four times during the last fiscal year.

                             EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid to or accrued by each of iNTELEFILM's executive officers receiving in excess of $100,000 (the "Named Executive Officers") for services rendered to iNTELEFILM and its subsidiaries during the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                        --------------------
                                                                                              AWARDS
                                                            ANNUAL COMPENSATION         ---------------------
                                                      -----------------------------     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR        SALARY($)          BONUS(S)          OPTIONS
---------------------------                ------     -------------     -----------     ---------------------



   Christopher T. Dahl.................     1999      291,000(1)         250,000         250,000(3)
         Chairman, President and            1998      291,000(1)         500,000         330,396(4)
         Chief Executive Officer            1997      241,250(1)          15,000(2)       37,500(5)

   James G. Gilbertson.................     1999      175,000(6)         183,334         100,000(7)
         Chief Operating Officer            1998      137,439(6)         366,667         146,428(8)
                                            1997      123,500(6)           7,500(2)       25,000(9)

   Steven C. Smith.....................     1999      177,917(1)           5,000         30,000(10)
         Chief Financial Officer            1998       43,750(1)               -         50,000(11)
                                            1997               -               -                  -

   Michael N. Delgado..................     1999         115,625           8,333        110,000(12)
         Vice President of                  1998          87,622           6,667                  -
         Marketing                          1997          82,664               -                  -

---------------

(1)      Includes compensation paid by MMLLC and Harmony for services rendered.
(2)      Represents compensation paid by Harmony.
(3) Option grant at $1.63 per share pursuant to iNTELEFILM's 1994 Stock Option Plan.
(4) Option grants at $3.19 per share pursuant to iNTELEFILM's 1994 Stock Option Plan. As part of iNTELEFILM's repricing plan, Mr. Dahl forfeited 278,750 options at a weighted average price per share of $5.56 each in return for a grant of 180,398 options at $3.19 each. by reducing the number of shares granted as part of this repricing, it was iNTELEFILM's intent to make an even value exchange.
(5) Option grants at $3.50 per share pursuant to iNTELEFILM's 1994 Stock Option Plan. In April 1998, these options were forfeited in return for a grant of 34,178 options at $3.19 per share.
(6)      Represents compensation paid by MMLLC.
(7) Option grant at $1.63 per share pursuant to iNTELEFILM's 1994 Stock Option Plan.
(8) Option grants at $3.19 per share pursuant to iNTELEFILM's 1994 Stock Option Plan. As part of iNTELEFILM's repricing plan, Mr. Gilbertson forfeited 187,500 options at a weighted average price per share of $5.53 each in return for a grant of 121,428 options at $3.19 each. By Reducing the number of shares granted as part of this repricing, it was iNTELEFILM's intent to make an even value exchange.
(9) Option grants at $3.50 per share pursuant to iNTELEFILM's 1994 Stock Option Plan. In April 1998, these options were forfeited in return for a grant of 22,785 options at $3.19 per share.
(10)     Non-qualified grant of options at $2.03 per share.
(11)     Non-qualified grant of options at $3.00 per share.
(12) Non-qualified grant of 50,000 options at $3.93 per share, non-qualified grant of 4,190 options at $1.69 per share, option grants at $1.69 per share for 32,184 shares pursuant to iNTELEFILM's 1994 Stock Option Plan and 23,626 shares pursuant to 1991 Stock Option Plan.

The following table sets forth the number of securities underlying options granted in 1999, the percent the grant represents of the total options granted to employees during such fiscal year, the per share exercise price of the options granted, and the expiration date of the options for the Named Executive Officers. No stock appreciation rights were granted during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                          NUMBER OF               PERCENT OF TOTAL
                                          SECURITIES             OPTIONS GRANTED TO    EXERCISE OR
                                       UNDERLYING OPTIONS          EMPLOYEES IN        BASE PRICE       EXPIRATION
NAME                                       GRANTED                 FISCAL YEAR          ($/SHARE)          DATE
---------------------------       ----------------------        ----------------       -----------      ----------


   Christopher T. Dahl..........       250,000                        24.9                 1.63           04/16/04
   James G. Gilbertson..........       100,000                        10.0                 1.63           04/16/04
   Steven C. Smith..............        30,000                         3.0                 2.03           10/16/04
   Michael N. Delgado...........        60,000                         6.0                 1.69           04/30/04
                                        50,000                         5.0                 3.93           12/21/04


The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 1999 and the number and value of unexercised options held by the Named Executive Officers at December 31, 1999. No stock appreciation rights were exercised by the Named Executive Officers in 1999 or were outstanding at the end of that year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF SECURITIES                VALUE OF
                                                                                   UNDERLYING               UNEXERCISED IN-THE-
                                                                              UNEXERCISED OPTIONS             MONEY OPTIONS AT
                                                                                   AT FY-END                    FY-END($)(1)
                                                                           --------------------------    -----------------------
                                                            VALUE                 EXERCISABLE/                  EXERCISABLE/
            NAME                SHARES ACQUIRED        REALIZED ($) (1)          UNEXERCISABLE                 UNEXERCISABLE
----------------------------    ---------------        ----------------    --------------------------    -----------------------

  Christopher T. Dahl......          125,000                  398,500         309,682/125,000                502,614/397,875
  James G. Gilbertson......                -                        -          181,476/50,000                372,786/159,400
  Steven C. Smith..........                -                        -           50,000/30,000                 100,350/73,790
  Michael N. Delgado.......                -                        -           46,756/83,750                101,310/163,651


---------------
(1) Market value of underlying securities at fiscal year-end minus the exercise price.

                            COMPENSATION OF DIRECTORS

Commencing January 1, 2000, each non-employee director receives $1,000 cash per month as compensation for services provided as a non-employee director. iNTELEFILM reimburses certain expenses of its directors in connection with attendance at Board and committee meetings. Non-employee directors also receive periodic option grants under iNTELEFILM's 1994 Director Stock Option Plan. During 1999, iNTELEFILM granted an option, under such plan, for the purchase of 45,000 shares of Common Stock at fair market value on the date of grant to each non-employee director. Each such option vests as follows: (a) 15,000 shares on the date of grant, (b) 15,000 shares on the first anniversary of the date of grant provided that the optionee remains a director on such date, and (c) 15,000 shares on the second anniversary of the date of grant provided that the optionee remains a director on such date. The 1994 Director

Stock Option Plan also provides that each non-employee director will automatically be awarded an option to purchase 45,000 shares of iNTELEFILM's Common Stock on December 31, 2000, and December 31, 2003. Such options will vest ratably over three-year periods provided that the optionee remains a director.

In August 1998, MMLLC entered into a consulting arrangement with Richard W. Perkins, a non-employee member of iNTELEFILM's Board of Directors, pursuant to which Mr. Perkins was paid $170,000 during 1999 for consulting services. MMLLC terminated the foregoing consulting arrangement effective December 31, 1999. See "Certain Relationships and Related Transactions - Management Services from an Affiliate" for further information on such arrangement.

MMLLC also has a consulting arrangement with William E. Cameron, a non-employee member of iNTELEFILM's Board of Directors, pursuant to which Mr. Cameron was paid $45,061 during 1999 for consulting services. See "Certain Relationships and Related Transactions - Management Services from an Affiliate" for further information on such arrangement.

In April 1999, iNTELEFILM adopted a severance plan which covers Richard W. Perkins, a non-employee member of iNTELEFILM's Board of Directors. See "- Employment Contracts, Termination of Employment and Change-in- Control Arrangements" for further information on such plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

After consultation with an outside consulting firm, the Board of Directors adopted a severance plan which covers two of iNTELEFILM's executive officers, Christopher T. Dahl and James G. Gilbertson, and one of iNTELEFILM's non-employee directors, Richard W. Perkins. As to the officers, the plan provide for severance benefits in the event of termination of employment under certain circumstances following a change in control of iNTELEFILM (as defined). The applicable circumstances are (a) termination by iNTELEFILM without cause (as defined) other than because of death, retirement or disability, (b) termination by the officer for good reason (as defined), or (c) termination by the officer without good reason if the date of termination is within 180 days after a change in control. Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to a multiple of the officer's annual gross base salary from MMLLC, Harmony and iNTELEFILM as then in effect, including amounts accrued but not paid. The applicable multiples for Messrs. Dahl and Gilbertson are five and two, respectively. Based upon 1999 annual gross base salaries, Messrs. Dahl and Gilbertson would be eligible to receive lump sum severance payments of $1,455,000 and $350,000, respectively. As to the non-employee director, the plan provides for severance benefits following a change in control of iNTELEFILM. Following any such change in control, the non-employee director will be entitled to receive a lump sum severance payment of $250,000. Mr. Perkins is participating in the plan in consideration of his status as a founding director of iNTELEFILM and his ongoing consulting with management. The plan also provides for the accelerated vesting of outstanding stock options and certain other benefits following a change in control of iNTELEFILM.

In general, a change in control is defined to include (a) the incumbent directors failing to constitute a majority of the Board, (b) any person becoming the beneficial owner of securities representing 20% or more of the voting power of iNTELEFILM's then outstanding securities eligible to vote for the election of the Board, (c) iNTELEFILM consummating a merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving iNTELEFILM and any of its affiliates that requires the approval of iNTELEFILM's shareholders, (d) iNTELEFILM consummating a plan of complete liquidation or dissolution or a sale of substantially all of its assets, or (e) iNTELEFILM making a distribution or a series of distributions within 24 months whereby iNTELEFILM distributes to shareholders cash or other property equal to at least 50% of the value of iNTELEFILM.

Cause for termination by iNTELEFILM includes (a) the officer committing a felony or entering a plea of no contest to a felonious crime in a court of law which results in material damage to iNTELEFILM or any of its affiliates or materially impairs the value of the officer's services to iNTELEFILM or its affiliates, or
(b) the officer willfully engaging in one or more acts, or willfully omitting to act, except for sickness, a disability, vacation or authorized leave of absence, which is demonstrably willful and materially damaging to iNTELEFILM or any of its affiliates committed in bad faith or with reasonable belief that such act or omission to act was damaging to iNTELEFILM or an affiliate, including acts and omissions that constitute gross negligence in the performance of the officer's duties as in effect immediately prior to the commencement of the applicable term of the plan.

Good reason for termination by the officer includes (a) the assignment of duties inconsistent with the individual's status as an officer or a substantial alteration in responsibilities, (b) the relocation of the officer's principal place of business, (c) a reduction in base salary, (d) the failure of iNTELEFILM to maintain compensation plans in which the officer participates or to continue providing certain other existing employment benefits, (e) the failure of iNTELEFILM to obtain from a successor a satisfactory assumption in writing of iNTELEFILM's obligations under the severance plan, or (f) any failure to maintain reasonable and adequate indemnification in respect of the officer's services as an officer.

The plan is in effect through March 31, 2002. Thereafter, the plan automatically renews annually unless iNTELEFILM gives notice that it does not wish to extend it. In addition, the plan will continue in effect for three years after a change in control of iNTELEFILM.

Payments made pursuant to the severance plan and, under certain circumstances, accelerated vesting or exercise of options in connection with a change in control of iNTELEFILM might be deemed "excess parachute payments" for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent such benefits are so considered, the plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and iNTELEFILM would be denied a tax deduction for the excess parachute payment. In that event, iNTELEFILM has agreed to pay each plan participant an additional amount so that the net amount retained by each of them, after payment of such excise tax and other applicable taxes on the additional amount, will equal the full amount to which each would be entitled in the absence of such excise tax.

iNTELEFILM's income tax deduction for executive compensation is limited by Internal Revenue Code Section 162(m) to $1,000,000 per executive per year (less the amount of any excess parachute payments), unless compensation above that amount is "performance-based." This limit applies to iNTELEFILM's Chief Executive Officer and the other most highly compensated executive officers identified in the Summary Compensation Table. iNTELEFILM has not had any deductions limited by Section 162(m) to date. iNTELEFILM will make every reasonable effort to ensure that all compensation paid to its executives is fully deductible, provided it determines that application of this limit is consistent with iNTELEFILM's needs and its compensation philosophy.

                                 PROPOSAL NO. 2
                       ADOPTION OF 2000 STOCK OPTION PLAN

GENERAL

To provide iNTELEFILM with the flexibility to issue stock options in the coming years, the Board of Directors has adopted, subject to shareholder approval, iNTELEFILM's 2000 Stock Option Plan (the "Plan"). The Board of Directors has reserved 500,000 shares of Common Stock for issuance under the Plan and a maximum of an additional 300,000 shares of Common Stock that will become available for issuance under the Plan each year. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which appears at Appendix B to this document.

DESCRIPTION OF THE PLAN

Purpose. The purpose of the Plan is to promote the long-term financial interest of iNTELEFILM and any related company by (a) attracting and retaining employees and other individuals providing services to iNTELEFILM, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals,
(c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants' interests with those of iNTELEFILM's shareholders through compensation based on iNTELEFILM's Common Stock.

Term. The term of the Plan shall be limited in duration to ten years from the earlier of (a) the effective date of the Plan or (b) the date the Plan is approved by iNTELEFILM's shareholders. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

Administration. The Plan is administered by the Compensation Committee of iNTELEFILM's Board of Directors (the "Committee"). The Committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of iNTELEFILM's Common Stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual's retirement, disability, death, or other termination of employment or service; (f) to cancel or amend the terms of any award, (g) to interpret the Plan and (h) to delegate any of its powers to any member of the Committee or to any other person. The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

Eligibility. All employees of iNTELEFILM or any subsidiary are eligible to receive incentive stock options ("ISOs") pursuant to the Plan. All (a) common law employees, prospective employees or officers of iNTELEFILM or any subsidiary, (b) members of iNTELEFILM's Board, (c) consultants and advisors to iNTELEFILM, and (d) employees of any related company or business partner of iNTELEFILM are eligible to receive non-qualified stock options ("NSOs").

Options. When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or NSO) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an option may not be less than 100% of the fair market value of iNTELEFILM's Common Stock on the date of grant. However, with respect to any ISO granted to a holder of more than 10% of iNTELEFILM's Common Stock, the exercise price may not be less than 110% of the fair market value of iNTELEFILM's Common Stock on the date of grant. Generally, the fair market value of iNTELEFILM's Common Stock is the closing price of the Stock as reported on the Nasdaq Stock Market on the date the option is granted. On April 7, 2000, the closing price of iNTELEFILM Common Stock as reported by the Nasdaq SmallCap Market was

$3.00 per share. No individual may receive an option grant under the Plan to purchase more than 150,000 shares in any fiscal year.

The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, iNTELEFILM Common Stock valued at the stock's then fair market value and acceptable to the Committee, or a combination of these methods. Except as otherwise provided by the Committee, awards granted under the Plan are nontransferable during the life of the optionee.

The Committee will determine the form of stock option agreements which will be used for options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with iNTELEFILM during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on ISOs or NSOs granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

Restricted Stock. Grants of restricted stock may be made by the Committee, subject to the terms and provisions of the Plan, at any time and in such amounts as the Committee shall determine. Each grant of restricted stock and/or the vesting thereof may be conditioned upon the completion of a specified period of service with iNTELEFILM or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. Voting rights and rights to receive dividends shall be determined by the Committee.

Tax Offset Payments. Grants of tax offset payments may be made by the Committee in its discretion subject to the terms and provisions of the Plan. Tax offset payments shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Tax offset payments shall be paid solely in cash.

Change in Control. Upon a change in control (as defined in the Plan), all or a portion of an award (as determined by the Committee) will become fully exercisable and vested as to all shares subject to such award if (a) such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

Amendment. The Committee may amend or terminate the Plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of iNTELEFILM's shareholders only to the extent required by applicable law, rule, or regulation.

Antidilution Provisions. In the event of a corporate transaction involving iNTELEFILM, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the Committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be appropriate.

FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options. Under present law, an optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, iNTELEFILM is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of iNTELEFILM is subject to tax withholding by iNTELEFILM. Unless limited by Section 162(m) of the Internal Revenue Code, iNTELEFILM is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock. Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Internal Revenue Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to iNTELEFILM. Because the restricted stock grants are subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock becomes transferable. The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by iNTELEFILM. Unless limited by Section 162(m) of the Internal Revenue Code, iNTELEFILM is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Tax Offset Payments. In the year of receipt of a tax offset payment, the recipient will have taxable ordinary income, equal to the amount of the tax offset payment. In the case of a recipient who is also an employee, any tax offset payment will be subject to tax withholding by iNTELEFILM. Unless limited by Section 162(m) of the Internal Revenue Code, iNTELEFILM will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and iNTELEFILM with respect to the grant and exercise of options and awards under the Plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee's or recipient's death or the income tax laws of any municipality, state or foreign country in which the optionee's or recipient's income or gain may be taxable.

NEW PLAN BENEFITS

The following table indicates the options to be issued under the Plan to the persons and groups listed in the table as of April 7, 2000.


                                                                                      DOLLAR            NUMBER OF SHARES
NAME AND POSITION                                                                     VALUE            UNDERLYING OPTIONS
-----------------                                                                     -----            ------------------
Christopher T. Dahl, Chairman, President and
     Chief Executive Officer..................................................         N/A                          0
James G. Gilbertson, Chief Operating Officer..................................         N/A                          0
Steven C. Smith, Chief Financial Officer......................................          *                      30,000
Michael N. Delgado, Vice President of Marketing...............................          *                      50,000
Executive Group...............................................................          *                     130,000
Non-Executive Director Group..................................................         N/A                          0
Non-Executive Officer Employee Group..........................................         N/A                          0

--------------------
*        Indeterminable.

VOTE REQUIRED

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE BEST INTERESTS OF INTELEFILM AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.

                                 PROPOSAL NO. 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed BDO Seidman, LLP as independent public accountants for iNTELEFILM for the fiscal year ending December 31, 2000. A proposal to ratify such appointment will be presented to the shareholders at the Annual Meeting. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

THE BOARD OF DIRECTORS OF iNTELEFILM UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

Until October 1998, the studios and tower site of WWTC(AM) and KYCR(AM) were located in St. Louis Park, Minnesota. The studio facility consisted of approximately 12,000 square feet. The tower site included four 200-foot towers, a transmitter building and a storage garage on approximately 16 acres. The tower site was leased from Christopher T. Dahl, President, Chief Executive Officer and Chairman of iNTELEFILM, at a total annual rent of approximately $114,000, and the studio site was leased from 5501 Building Partnership, a partnership consisting of Messrs. Dahl and Perkins, a director of iNTELEFILM, at an annual rent of approximately $132,000. In connection with the sale of radio station KYCR(AM) to Salem Communications Corporation ("Salem") in October 1998, Salem entered into a ten-year lease agreement with Mr. Dahl and became the lessee for the KYCR(AM) tower site lease. Under the Salem tower lease, Salem pays a lower monthly rental rate then what Mr. Dahl had received under the tower lease agreement with iNTELEFILM. The Related Party Transaction Committee ratified and approved iNTELEFILM's payment to Mr. Dahl of the $294,000 difference between the monthly rental he would have received from iNTELEFILM, had iNTELEFILM renewed such lease through October 2008, and the monthly rental paid by Salem from November 1998 through October 2008. In addition, after the first year of its lease, Salem has the ability to terminate its lease with one year's notice. In the event the lease is terminated by Salem and Mr. Dahl is unable to lease the tower site to another party, iNTELEFILM has agreed to pay Mr. Dahl $4,500 per month, the full amount he would have otherwise received from Salem, through October 2008.

From January 1996 through February 1999, iNTELEFILM leased 6,000 square feet of office space at 724 First Street North, Minneapolis, Minnesota, the former location of its executive offices, from 724 Associates, a partnership consisting of Messrs. Dahl, President, Chief Executive Officer and Chairman of iNTELEFILM, Perkins, a director of iNTELEFILM, and Stephen L. Wallack, a shareholder of iNTELEFILM. These facilities were leased at annual rental of $54,000. The executive offices were adjacent to the offices of CAC, MMLLC and Radio Management Corporation ("RMC"). CAC is owned and controlled by Messrs. Dahl, Perkins and Russell Cowles II, either directly or through trusts. MMLLC is owned and controlled by Messrs. Dahl and Perkins. RMC is owned and controlled by Messrs. Dahl, Perkins and Cowles. Mr. Cowles, a former director-elect of iNTELEFILM, is a beneficiary and trustee of the John Cowles Family Trust, a shareholder of iNTELEFILM. Under the terms of the lease, iNTELEFILM was obligated to pay its proportionate share of repairs and maintenance. These arrangements were approved by the Related Party Transaction Committee of iNTELEFILM's Board of Directors, which is comprised of disinterested directors, and iNTELEFILM believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties. In March 1999, iNTELEFILM assigned all of its rights and obligations under the lease to 5501 Building Partnership, an entity owned by Messrs. Dahl and Perkins.

MANAGEMENT SERVICES FROM AN AFFILIATE

From July 1993 through July 1998, iNTELEFILM received administrative, legal and accounting services from employees of RMC, an entity owned by Messrs. Dahl, President, Chief Executive Officer and Chairman of iNTELEFILM, Perkins, a director of iNTELEFILM, and Cowles, a former director-elect. Since August 1998, iNTELEFILM has received such services from employees of MMLLC, an entity owned by Messrs. Dahl and Perkins. Employees of MMLLC also provide similar services to Harmony. iNTELEFILM pays a set monthly fee of $125,000 for the services listed above. All outside services directly attributable to iNTELEFILM are billed directly to iNTELEFILM. iNTELEFILM paid RMC an aggregate of $525,000 for services during 1998. iNTELEFILM paid MMLLC an aggregate of $745,000 for services during 1998, $370,000 of which was paid in conjunction with expenses incurred in the sale of iNTELEFILM's radio stations, and an aggregate of $1,095,000 for services during 1999, $550,000 of which was paid in conjunction with expenses incurred in the sale of iNTELEFILM's radio stations. Harmony pays a set monthly fee of $55,000 for services provided to it. Harmony paid MMLLC an aggregate of $463,720 for such services during its fiscal year ended June 30, 1999. The salaries of three officers of iNTELEFILM, Messrs. Gilbertson, Smith and Ms. Theis, are paid by MMLLC. The services of Chief Operating Officer, Chief Financial Officer and General Counsel are rendered by Messrs. Gilbertson, Smith and Ms. Theis, respectively, on a shared basis with Harmony. In August 1998, MMLLC entered into a consulting arrangement with Richard W. Perkins, a non-employee member of iNTELEFILM's Board of Directors, pursuant to which Mr. Perkins provided consulting services to iNTELEFILM in connection with the restructuring of iNTELEFILM following its sale of radio stations. Mr. Perkins was not paid for such services during 1998. Through MMLLC, iNTELEFILM paid Mr. Perkins $170,000 for such services during 1999. MMLLC terminated the foregoing consulting arrangement effective December 31, 1999. MMLLC also has a consulting arrangement with William E. Cameron, a non-employee member of iNTELEFILM's Board of Directors, pursuant to which Mr. Cameron provides consulting services to iNTELEFILM and Harmony in connection with the ongoing business strategies of such entities. Through MMLLC, Harmony paid Mr. Cameron $36,000 and $45,061 for such services during 1998 and 1999, respectively.

HARMONY-RELATED TRANSACTIONS

In connection with the July 1997 acquisition by iNTELEFILM of shares of common stock of Harmony, iNTELEFILM borrowed an aggregate of $1.25 million from three parties: Rodney P. Burwell, a former director of iNTELEFILM, Pyramid Partners, L.P., an entity of which PCM is the managing partner, and William M. Toles, a shareholder of iNTELEFILM. Mr. Perkins, a director of iNTELEFILM, is President and Chief Executive Officer of PCM. Messrs. Perkins and Toles are members of the Board of Directors of Harmony. Their loans were evidenced by notes bearing interest at 10% per annum, initially payable in July 1998, and amended in June 1998 to be payable in October 1998. Warrants to purchase an aggregate of 125,000 shares of Common Stock at $4.00 per share were issued to those lenders in July 1997. In connection with the June 1998 amendment to such notes, (a) the interest rate on the note issued to Mr. Burwell was increased to 20% per annum effective July 1998, (b) an additional warrant to purchase 25,000 shares of Common Stock at $3.0625 per share was issued to Pyramid Partners, L.P. and (c) an additional warrant to purchase 12,500 shares of Common Stock at $3.0625 per share was issued to Mr. Toles. In November 1998, iNTELEFILM repaid Messrs. Perkins, Toles and Burwell in full.

Messrs. Dahl, Perkins and William E. Cameron, directors of iNTELEFILM, are directors of Harmony, an entity of which iNTELEFILM is the largest shareholder. In January 1998, iNTELEFILM borrowed $611,000 from Harmony, and paid debt issuance costs of $39,000, evidenced by a note payable to Harmony in the amount of $650,000. The note payable bore interest at 15% per annum, was unsecured and was due upon demand. In May 1998, iNTELEFILM repaid $322,863 of principal on the note and $36,062 of interest which had accrued through May 1998. In June 1998, iNTELEFILM repaid the note in full.

In April 1998, iNTELEFILM assigned to Pyramid Partners, L.P.; Perkins & Partners, Inc., Profit Sharing Plan & Trust; and Christopher T. Dahl & State Bank of New Prague Joint Account all of its right to purchase 225,000 shares of common stock of Harmony at $2.50 per share from Glenn B. Laken, a shareholder of Harmony. Pyramid Partners, L.P. is an entity of which PCM is the managing partner. Mr. Perkins, a director of iNTELEFILM, is President and Chief Executive Officer of PCM. Mr. Perkins is also President of Perkins & Partners, Inc. Mr. Dahl is President, Chief Executive Officer and Chairman of iNTELEFILM. In October 1998, iNTELEFILM repurchased the 225,000 shares of common stock of Harmony at $2.75 from Pyramid Partners, L.P.; Perkins & Partners, Inc., Profit Sharing Plan & Trust; and Christopher T. Dahl and State of New Prague Joint Account.

From November 1998 to March 2000, iNTELEFILM advanced Harmony an aggregate sum of approximately $3.7 million under notes receivable bearing interest at 14% per annum. Until such time as Harmony obtains a new working line of credit, iNTELEFILM has agreed to fund Harmony's operations as necessary. At this time, iNTELEFILM receives no additional compensation for providing such services to Harmony.

NON-COMPETITION AGREEMENTS

In connection with the sale of radio station assets to Catholic Radio Network, LLC ("CRN"), Christopher T. Dahl, President, Chief Executive Officer and Chairman of iNTELEFILM, entered into a three-year Consulting and Non-Circumvention Agreement with CRN, pursuant to which Mr. Dahl received $750,000. In connection with sale of radio station assets to Radio Unica Corp. ("Radio Unica"), Mr. Dahl entered into a two-year Non-Competition Agreement with Radio Unica, pursuant to which Mr. Dahl received $750,000.

REPURCHASE OF SHARES

In August 1998, the Board of Directors of iNTELEFILM authorized the repurchase of up to 400,000 shares of iNTELEFILM's Common Stock pursuant to Exchange Act Rule 10b-18. The repurchase was to be made through a broker which was to have made purchases of Common Stock in the open market in iNTELEFILM's name and on its behalf. iNTELEFILM subsequently determined that the broker did not follow iNTELEFILM's instructions with respect to the purchase of such shares and canceled its authorization for the repurchase of shares. The broker then advised iNTELEFILM that it had accumulated 385,000 shares of iNTELEFILM's Common Stock for its own account and presented iNTELEFILM with the opportunity to purchase such shares, but iNTELEFILM was unable to effect such purchase because of delays in connection with the closing of the sale of assets to CRN and restrictions placed upon iNTELEFILM by its primary lender. Christopher T. Dahl, President, Chief Executive Officer and Chairman of iNTELEFILM, and Richard W. Perkins, a director of iNTELEFILM, with the consent of the Board, initiated negotiations with the broker to acquire the broker's shares and financed the acquisition of 171,000 shares of iNTELEFILM's Common Stock from the broker for their own account and assumed all market and other risks associated therewith. Upon the closing of the sale of the assets to CRN, iNTELEFILM purchased the 171,000 shares of Common Stock from Messrs. Dahl and Perkins at their actual cost, including financing expenses associated therewith and assumed the financing obligations of Messrs. Dahl and Perkins at Key Community Bank. In January 1999, iNTELEFILM repaid in full its indebtedness to Key Community Bank.

SEVERANCE PLAN

In April 1999, iNTELEFILM adopted a severance plan which covers Christopher T. Dahl, Chairman of the Board, President and Chief Executive Officer; James G. Gilbertson, Chief Operating Officer and Chief Financial Officer; and Richard W. Perkins, a non-employee member of the Board of Directors. See "Executive Compensation - Employment Contracts, Termination of Employment and Change-in-Control Arrangements" for further information on such plan.

OPTION EXERCISE

In November 1999, Christopher T. Dahl, Chairman of the Board, President and Chief Executive Officer, exercised his right to purchase 125,000 shares of iNTELEFILM's Common Stock at a price equal to $1.625 per share by executing a note receivable to iNTELEFILM for the principal amount of $203,125 at an interest rate equal to 6% per annum. iNTELEFILM's Board of Directors approved the loan and the exercise of the option.

OTHER

Lance W. Riley, former Secretary and General Counsel of iNTELEFILM, had an of counsel relationship with Hessian & McKasy, P.A. ("HMPA"). HMPA is one of the law firms which represented iNTELEFILM in connection with the ABC/Disney litigation. During 1998, iNTELEFILM paid HMPA legal fees of $419,299 and disbursements of $50,735.

On information and belief, Mr. Riley received payments from HMPA in connection with the ABC/Disney litigation. iNTELEFILM has not been able to confirm the amount of such payments. Such payments could involve more or less than $60,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires iNTELEFILM's officers, directors and persons who own more than 10% of a registered class of iNTELEFILM's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish iNTELEFILM with copies of all such reports. To iNTELEFILM's knowledge, based solely on a review of copies of reports filed with the SEC during 1999, all applicable Section 16(a) filing requirements were satisfied, except that one report on Form 5 setting forth the November 5, 1999, exercise by Christopher T. Dahl, Chairman of the Board, President and Chief Executive Officer, of a stock option to purchase 125,000 shares of iNTELEFILM's Common Stock was not filed on a timely basis.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

If a shareholder of iNTELEFILM wishes to present a proposal for consideration for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of iNTELEFILM Corporation, 5501 Excelsior Boulevard, Minneapolis, Minnesota 55416, Attn:
Secretary, no later than January 6, 2001. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies iNTELEFILM after March 20, 2001, of his or her intent to present a proposal for consideration at the 2001 Annual Meeting of Shareholders, iNTELEFILM, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                          ANNUAL REPORT ON FORM 10-KSB

A copy of iNTELEFILM's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. iNTELEFILM will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on iNTELEFILM's reasonable expenses in furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to Jill J. Theis, Secretary and General Counsel, at iNTELEFILM's principal address.

BY ORDER OF THE BOARD OF DIRECTORS




/s/ Christopher T. Dahl
Christopher T. Dahl
Chairman, President and Chief Executive Officer


Minneapolis, Minnesota
May 5, 2000

                                   APPENDIX A

                             iNTELEFILM CORPORATION

                               BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER

                             ADOPTED APRIL 24, 2000

INTRODUCTION AND PURPOSE

         iNTELEFILM Corporation (the "Company") is a publicly-held company and operates in a dynamic and highly competitive market. In order to ensure informed decision-making beneficial to the Company, the Board of Directors has established an Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the Company's financial reporting and public disclosure activities, (b) the Company's internal controls regarding finance and accounting, (c) the Company's auditing, accounting and financial reporting processes generally, and (d) monitoring management's identification and control of key business and financial risks.

COMPOSITION

         The Audit Committee shall be comprised of two or more directors as determined by the Board, a majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In particular, a majority of the Audit Committee:

         - Shall not have been employed by the Company or any of its affiliates for any of the past three years;

         - Shall not have received compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan;

         - Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

         - Shall not be a partner in, or a controlling shareholder or executive officer of, any business or professional services organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or the business or professional services organization in any of the past three years;

         - Shall not be employed as an executive of another company for which any of the Company's executives serves on that other company's compensation committee.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

RESPONSIBILITIES AND DUTIES

The primary responsibilities of the Audit Committee of the Board of Directors are to:

         - Monitor the Company's financial reporting process and internal control system.

         - Monitor the audit processes of the Company's independent accountants and internal audit department.


         - Provide an open avenue of communication among the Company's independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         In fulfilling its responsibilities, the Committee shall:

         1. Review this Charter on an annual basis and update it as conditions dictate.

         2. Review with management the Company's annual financial statements, including significant changes in accounting principles or their application.

         3. Review with the independent accountants their audit report on the annual financial statements, including the application of the Company's accounting principles.

         4. Review the audit plans and activities of the independent accountants and the internal auditors, and the coordination of their audit efforts.

         5. Recommend to the Board the selection or replacement of the independent accountants, taking into consideration independence and effectiveness.

         6. Approve the fees paid to the independent accountants with respect to all services.

         7. Annually review the significant risks the Company is exposed to and evaluate management's plan to manage these uncertainties.

         8. Review and concur in the appointment or replacement of the director of internal auditing.

         9. Review with the independent accountants and internal auditor the adequacy of the Company's internal controls and management's responses with respect to recommendations for internal control improvements.

         10. Review the internal audit department's staffing, budget and responsibilities.

         11. Review with the internal auditor and independent accountants the results of their reviews of (a) officers' expense accounts and use of corporate assets and (b) employees' compliance with Company expense policies.

         12. Meet with the director of internal auditing and the independent accountants in separate executive sessions to discuss any matters which the Committee or these groups believe should be discussed privately with the Committee.

         13. Report Committee actions to the Board of Directors, with such recommendations as the Committee deems appropriate.

         14. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

         15. Consider such other matters with respect to the Company's financial affairs, internal controls and the internal and external audits as the Committee may deem advisable.

         16. Engage in such other activities and undertake such other responsibilities as the Board may assign to the Committee.

MEETINGS

         The Committee shall meet at least once each fiscal year, or more frequently as circumstances dictate in order to completely discharge its responsibilities and duties as outlined in this charter. To the extent practicable, each of the committee members shall attend each of the regularly scheduled meetings in person. As part of its job to foster open communication, time should be set aside at each meeting for the Committee to meet with management, the Company's internal auditor and the independent outside auditor in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information, as appropriate.

         A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting.

                                   APPENDIX B

                             iNTELEFILM CORPORATION
                             2000 STOCK OPTION PLAN


                                    SECTION 1

                                  DEFINED TERMS

         In addition to the other definitions contained herein, the following definitions shall apply:

         1.1 Award. The term "Award" shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax Offset Payments. The terms and conditions of the Award shall be set forth in an "Award Agreement."

         1.2 Board. The term "Board" shall mean the Board of Directors of the Company.

         1.3 Change in Control. The term "Change in Control" shall mean:

                  (a) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange
                           Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

                  (b) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

                  (c) the sale of all or substantially all of the assets of the Company.

         1.4 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         1.5 Committee. The term "Committee" shall mean a committee described in
Section 10.

         1.6 Company. The term "Company" shall mean iNTELEFILM Corporation

         1.7 Covered Shares. The term "Covered Shares" shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

         1.8 Director. The term "Director" shall mean a member of the Company's Board.

         1.9 Eligible Individual. The term "Eligible Individual" shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company's Board, (c) consultants and advisors to the Company, and
(d) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

         1.10 Exchange Act. The term "Exchange Act" shall mean the Securities Act of 1934, as amended.

         1.11 Exercise Price. The term "Exercise Price" shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted.

         1.12 Fair Market Value. The term "Fair Market Value" of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

         1.13 Incentive Stock Option. The term "Incentive Stock Option" or "ISO" shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code.

         1.14 Non-Employee Director. The term "Non-Employee Director" shall mean a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

         1.15 Non-Qualified Stock Option. The term "Non-Qualified Stock Option" or "NSO" shall mean an Option that is not intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. NSO grants may be awarded to any Eligible Individual.

         1.16 Option. The term "Option" or "Stock Option" shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

         1.17 Performance Award. The term "Performance Award" shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

         1.18 Plan. The term "Plan" shall mean this 2000 Stock Option Plan.

         1.19 Related Company. The term "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

         1.20 Stock. The term "stock" shall mean shares of common stock, $.02 par value, of the Company.

         1.21 Stock Option Agreement. The term "Stock Option Agreement" or "Agreement" shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan. The Agreement shall be subject to the terms and conditions of the Plan.


                                    SECTION 2

                                     PURPOSE

         The iNTELEFILM Corporation 2000 Stock Option Plan has been established by iNTELEFILM Corporation to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

                                    SECTION 3

                                  PARTICIPATION

         Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan at the Exercise Price. In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).
Only employees are eligible to be granted Incentive Stock Options.


                                    SECTION 4

                                  STOCK OPTIONS

         4.1 General. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Eligible Individuals under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

         4.2 Option Awards. Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Eligible Individual and the Company.

             (a) Exercise of an Option. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option shall be deemed exercised when the Company receives (a) written notice of exercise from the person entitled to exercise the Option and (b) full payment of the Exercise Price for the Covered Shares and all applicable withholding taxes due upon such exercise. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

             (b) Exercise Price. The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Stock on the date of grant.

             (c) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

                  (1) Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Subsection 4.2(c)(3), payment may be made as soon as practicable after the exercise).

                  (2) Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award.

                  (3) An Eligible Individual may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

             (d) Settlement of Option. Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

             (e) Reload Options. The Committee may grant "reload" options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act ("Rule 16b-3") or any other applicable law. The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company's Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company's Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company's Stock provided as consideration upon the exercise of the previously granted Option to which such "reload" option relates and (ii) the number of shares of the Company's Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. "Reload" options may be granted with respect to Options granted under this Plan. Such

                  "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

             (f) Vesting. Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Eligible Individual and the Company.

             (g) Option Term. The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding.

             (h) Termination of Employment. Following the termination of Eligible Individual's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

             (i) Incentive Stock Options. ISO grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (iii) be awarded more than ten (10) years after the Effective Date of this Plan. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution. Options granted hereunder shall be treated as ISOs only to the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, does not exceed $100,000, with any Options or portions of Options in excess of such limit (according to the order in which they were granted) being treated as NSOs.


                                    SECTION 5

                               PERFORMANCE AWARDS

         The Committee shall have the right to designate Awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

                                    SECTION 6

                                RESTRICTED STOCK

         Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

                  (a) The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

                  (b) Stock certificates representing the Restricted Stock awarded to an Eligible Individual shall be registered in the Eligible Individual's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free of all restrictions.

                  (c) The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                  (d) Except as may be provided by the Committee, in the event of an Eligible Individual's termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

                  (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual's Restricted Stock.

                                    SECTION 7

                               TAX OFFSET PAYMENTS

         The Committee may provide for a Tax Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash. No Eligible Individual shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year. The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.


                                    SECTION 8

                         OPERATION AND ADMINISTRATION

         8.1 General. The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of
Section 8.

         8.2 Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of April 1, 2000 (the "Effective Date") provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company. The term of the Plan shall be limited in duration to ten (10) years from the earlier of
(a) the Effective Date or (b) the date the Plan is approved by the Company's shareholders.

         8.3 Shares Subject to Plan. The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

                  (a) Subject to the following provisions of this Section 8.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 500,000 shares. The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 8.3 (b) and 8.3(d). The shares of Stock may be authorized, but unissued, or reacquired Stock.

                  (b) On January 1st of each year, commencing with year 2001, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the lesser of (a) 300,000 shares of Stock, (b) 3.5% of the outstanding shares of Stock on such date, or (c) a lesser amount determined by the Committee.

                  (c) To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

                  (d) In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan. However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment. The Board or Committee may make such other adjustments as it deems appropriate.

                  (e) No Eligible Individual shall be granted Options, Restricted Stock, or any combination thereof with respect to more than 150,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 8.3(d).

         8.4 Securities Laws Restrictions. Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

                  (a) If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

                  (b) Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

                  (c) The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

                  (d) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         8.5 Tax Withholding. Each Eligible Individual shall, no later than the date as of which the value of an Award first becomes includible in such person's gross income for applicable tax purposes, pay, pursuant to such arrangements as the Company may establish from time to time, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Eligible Individual.

         8.6 Payments. Awards may be settled in any of the methods described in
Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         8.7 Transferability. Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferrable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

         8.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         8.9 Agreement With Company. Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

         8.10     Limitation of Implied Rights.

                  (a) Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

                  (b) This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

         8.11 Termination for Cause. If the employment of an Eligible Individual is terminated by the Company or a Related Company for "cause," then the Committee shall cancel any Options granted to the Eligible Individual under the Plan, unless otherwise determined by the Committee. The term "cause" shall mean
(1) the Eligible Individual's violation of any provision of any non-competition agreement, non-solicitation agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company; (3) the Eligible Individual's failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); (4) conviction of the Eligible Individual of a felony involving moral turpitude; or (5) the termination of the Eligible Individual's employment with the Company or Related Company for "cause" as defined in the Eligible Individual's employment agreement with the Company or Related Company.

         8.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                    SECTION 9

                                CHANGE IN CONTROL

         In the event of a Change in Control, if specifically documented in either a special form of Award Agreement at the time of grant or amendment to an existing Award Agreement, in each case on an individual-by-individual basis:

                  (a) all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

                  (b) the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by an Eligible Individual shall lapse and such shares shall be deemed fully vested.

Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (a) all Awards are assumed by a surviving corporation or its parent or (b) the surviving corporation or its parent substitutes Awards with substantially the same terms for such Awards. The Committee shall have the right to cancel Awards in the event of a Change in Control, provided that in exchange for such cancellation, the Eligible Individual shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Awards.


                                   SECTION 10

                                    COMMITTEE

         10.1 Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

         10.2 Powers of Committee. The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                  (a) to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

                  (b) to select the Eligible Individuals to whom Awards will be granted;

                  (c) to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

                  (d) to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

                  (e) to determine the treatment of Awards upon the Eligible Individual's retirement, disability, death, termination for cause or other termination of employment or service;

                  (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Eligible Individual or that the Eligible Individual has no rights with respect to such dividends;

                  (g) to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent; and

                  (h) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated.

         10.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         10.4 Information to be Furnished to Committee. The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an Eligible Individual's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         10.5 Non-Liability of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.


                                   SECTION 11

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(d) shall not be subject to the foregoing limitations of this Section 11. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules of a stock exchange or similar entity.

                                   SECTION 12

                               GENERAL PROVISIONS

         12.1 Award Agreements. No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company and the Eligible Individual.

         12.2 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         12.3 Headings. The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

         12.4 Beneficiaries. An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Eligible Individual's death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

         12.5 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

                             iNTELEFILM CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 22, 2000
                                    3:30 P.M.

                              LUTHERAN BROTHERHOOD
                             625 FOURTH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402

















iNTELEFILM CORPORATION                                                    PROXY
5501 EXCELSIOR BOULEVARD
MINNEAPOLIS, MINNESOTA  55416

-------------------------------------------------------------------------------



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iNTELEFILM Corporation, a Minnesota corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 5, 2000, and hereby appoints James G. Gilbertson and Jill J. Theis, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of iNTELEFILM to be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on June 22, 2000, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of iNTELEFILM which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.








                       See reverse for voting instructions

                             \/Please detach here\/

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 __                                                                                                                               __
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                                                                                        FOR all nominees          WITHHOLD AUTHORITY
      1. To elect four directors for the ensuing year and until their successors        listed at left (except    to vote for all
         shall be elected and duly qualified.                                           as marked to the          nominees listed at
                                                                                    [ ] contrary below)      [ ]  left
         01  CHRISTOPHER T. DAHL          02  RICHARD W. PERKINS
         03  MICHAEL R. WIGLEY            04  WILLIAM E. CAMERON
                                                                                 -------------------------------------------------
      (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
      WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                 -------------------------------------------------
      2. To consider and vote upon adoption of iNTELEFILM's 2000 Stock Option
         Plan.                                                                       [ ] For         [ ] Against       [ ] Abstain

      3. To ratify the appointment of BDO Seidman, LLP as iNTELEFILM's independent public accountants for the fiscal year ending December 31,
         2000.                                                                       [ ] For         [ ] Against       [ ] Abstain


      4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.
      IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED  FOR  PROPOSALS  1 THROUGH 3.   ABSTENTIONS WILL BE COUNTED TOWARDS THE
      EXISTENCE OF A QUORUM.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED       Dated: ----------------------------, 2000
      ENVELOPE.


                                                                                  ------------------------------------------------


                                                                                  ------------------------------------------------

                                                                                  Signature(s) in Box
                                                                                  (If there are co-owners both must sign)

                                                                                  Please sign exactly as name appears on this proxy.
                                                                                  When shares are held by joint tenants, both should
                                                                                  sign. If signing as attorney,
                                                                                  executor,administrator, trustee or guardian,
                                                                                  please give full title as such and, if not
                                                                                  previously furnished, a certificate or other
                                                                                  evidence of appointment should be furnished. If a
                                                                                  corporation, please sign in full corporate name by
                                                                                  president or other authorized officer. If a
                                                                                  partnership, please sign in partnership name by an
                                                                                  authorized person.

|__                                                                                                                              __|

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